ROSS MILLER

Secretary of State

202 North Carson Street

Carson City, Nevada  89701-4299

(775) 684-5708

Website:  secretaryofstate.biz

ARTICLES OF INCORPORATION	Filed in the office of	Document Number 20080390711-31
(PURSUANT TO NRS 78)	/s/ Ross Miller Ross Miller	Filing Date and Time 06-09-2008 11:45 AM
	Secretary of State State of Nevada	Entity Number E0367072008-1

USE BLACK INK ONLY – DO NOT HIGHLIGHT

                          ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	OCTAGON 88 RESOURCES, INC.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served

United States Corporation Agents, Inc.

Name

500 N. Rainbow Blvd. Ste. 300 A

Las Vegas

Nevada

89107

(MANDATORY) Physical Street Address

City

State

Zip Code

(OPTIONAL) Mailing Address

City

State

Zip Code

3.	Shares: (number of shares Corporation is authorized to issue)	Number of Shares Par value Number of shares With par value: 400,000,000 per share: $0.0001 without par value: Nil
4.	Names and Addresses of the Board of Directors/Trustees (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than 3 directors/trustees	1. Clinton F. Bateman Name 5 Briardale Court Houston TX 77027 Street Address City State Zip Code
5.	Purpose: (optional – see instructions)	The purpose of this Corporation shall be: Oil and gas exploration
6.	Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Tanis Lemus X /s/ Tanis Lemus Name Signature 7083 Hollywood Blvd, Suite 180 Los Angeles CA 90028 Address City State Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named Corporation. X /s/ Jake Varghese 6/5/2008 Authorized signature of R.A. or On Behalf of R.A. Company Date

This form must be accompanied by appropriate fees.

                                  Nevada Secretary of State Form 78 Articles 2007

            Revised on: 01/01/07